FORM 8-K PRIVATE

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported)  April 8, 1999.



                             HIGH PLAINS CORPORATION

               (Exact name of registrant as specified in its charter)


Kansas                                                               #1-8680
(State or other jurisdiction of                             (Commission File
incorporation)                                                       Number)



200 W. Douglas                                                   #48-0901658
Suite #820                                                     (IRS Employer
Wichita, Kansas 67202                                    Identification No.)
(Address of prinicipal
executive offices)


                                  (316) 269-4310
                          (Registrant's telephone number)



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Item  5  Other Information


Wichita, Kansas - April 8, 1999 - High Plains Corporation (NASDAQ:HIPC) today announced the formation of a new product marketing team to develop stronger customer bases for its high-quality ethanol and distiller's grain byproduct. Distiller's grain accounts for approximately 20% of the Company's sales.

The team includes the hiring of two marketing professionals, Wendell Bostwick at the High Plains' Portales, NM plant, and Roger Hill at the York, NE plant. High Plains has also entered into a marketing agreement with ICM, Inc. of Colwich, KS to market its distiller's grain from its Kansas and Nebraska facilities. The ICM agreement was jointly announced with David Vander Griend, ICM's President and CEO.

"The creation of our marketing team is another step in High Plains' streamlining efforts to maximize our return on capital investments and to establish low-cost operating methods," says High Plains CEO Gary R. Smith. "The investment in equipment we made previously at our York, Nebraska plant to produce high-grade ethanol must be fully utilized. Just as importantly, the industrial and beverage-grade business provides a steady, year-round business that is not as subject to the cyclical price swings of the fuel-grade market," Smith emphasizes.

To increase sales, High Plains is employing Wendell Bostwick and Roger Hill to market products in locations where prior outside brokering arrangements have not achieved the level of success targeted by the Company. Conversely, High Plains believes that its marketing arrangement with ICM is the most efficient way to sell its distiller's grain from the York and Colwich plants. "ICM has a team already in place to market the distiller's grain and is right in our backyard," states Smith.

Roger Hill is responsible for marketing the industrial and beverage-grade ethanol produced at the York, NE plant that has a capacity of 12 million gallons annually. Hill has extensive experience in marketing industrial and beverage-grade ethanol and comes to High Plains from Manildra Milling Corporation.

Wendell Bostwick is responsible for marketing the distiller's grain and syrup byproducts of the Portales facility to the agriculture industry. Bostwick has extensive experience in the grain industry.

"Distiller's grain is an important segment of our business," reminds Gary Smith. "It's reassuring to know that Wendell Bostwick and ICM, with their collective experience and record of success, will represent High Plains in these matters," he concludes.

Based in Wichita, Kansas, High Plains Corporation is among the Nation's largest producers of ethanol. The Company operates production facilities in Colwich, Kansas; York, Nebraska; and Portales, New Mexico.

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including without limitation risks of fluctuations in feedstock commodity prices, changes in the market prices or demand for motor fuels and Ethanol, legislative changes regarding air quality, fuel specifications or incentive programs, as well as general market conditions, competition and pricing. The Company believes that forward-looking statements made by it are based upon reasonable expectations. However, no assurances can be given that actual results will not differ materially from those contained in such forward-looking statements. Additional information concerning these and other factors is contained in the Company's Securities and Exchange Commission filings, including its annual 10K, Proxy Statement, and quarterly 10Q filings, copies of which are available from the Company without charge.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date     April 8, 1999                              HIGH PLAINS CORPORATION


                                                    /s/Gary R. Smith
                                                    President
                                                    Chief Executive Officer